UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT of 1934

Date of report (Date of earliest event reported):  June 29, 2009

SCHNITZER STEEL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

OREGON (State or Other Jurisdiction of Incorporation)	0-22496 (Commission File Number)	93-0341923 (I.R.S. Employer Identification No.)

3200 N.W. Yeon Ave. P.O. Box 10047 Portland, OR (Address of Principal Executive Offices)	97296-0047 (Zip Code)

Registrant’s Telephone Number Including Area Code:  (503) 224-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (seeGeneral Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Gary A. Schnitzer has been appointed Executive Vice President, Business Development, of the Company pursuant to the terms of an employment letter approved by the Compensation Committee of the Board of Directors on June 29, 2009 and filed as an exhibit to this Current Report on Form 8-K.  Mr. Schnitzer served as Executive Vice President of the Company until December 31, 2008, when he retired and entered into a consulting agreement with the Company.   Mr. Schnitzer will be a regular part-time employee, and his annual salary will be $244,400.  Mr. Schnitzer will be eligible to participate in the Company’s Annual Incentive Compensation Plan, and his target bonus under this plan for the fiscal year ending August 31, 2009 will be 60% of his salary.  The period within which Mr. Schnitzer may exercise any stock options outstanding as of his rehire date has been extended to the earlier of (1) 12 months following the date of Mr. Schnitzer’s retirement from employment by the Company following his rehire date and (2) the tenth anniversary of the grant date of the option.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits.

10.1           Employment Letter with Gary A. Schnitzer
.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHNITZER STEEL INDUSTRIES, INC. (Registrant)

Dated: July 1, 2009	By:	/s/ RICHARD C. JOSEPHSON
Name: Richard C. Josephson
Title: Senior Vice President